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                                                                    EXHIBIT 23.2



                       CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Impac Funding Corporation:

     We consent to the incorporation by reference in the registration statements (No. 333-83560) on Form S-8 and registration statement (No. 333-74432) on Form S-3 of Impac Mortgage Holdings, Inc., of our report dated January 28, 2002, relating to the consolidated balance sheets of Impac Funding Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive earnings (loss), changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of Impac Mortgage Holdings, Inc.

     As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.


                                                  KPMG LLP


Orange County, California
April 1, 2002